UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2008

BANKUNITED FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13921	65-0377773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Alhambra Circle	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 569-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in the Fiscal Year

On September 9, 2008, the Board of Directors of BankUnited Financial Corporation (the “Company”) approved amendments to Article Ten of the Company’s Bylaws. The amendments modify the indemnification and insurance provisions of Article Ten to require Board approval for the indemnification and purchase of insurance protection for agents, add provisions regarding rights of contract, amendment and severability and define various terms used in the Bylaws. The Bylaws previously provided for indemnification and insurance protection for agents of the Company in the same manner as it did for directors, officers and employees. Under the amended Bylaws, persons acting as agents of the Company may be indemnified if the Board of Directors deems such indemnification to be appropriate because such persons acted in good faith and in the best interests of the Company. The Board of Directors may also purchase insurance protection for agents if it deems such action to be appropriate. In addition, a new provision of Article Ten of the Bylaws establishes that the rights to indemnification and insurance from the Company are contractual rights that survive the termination of such person’s service as director, officer, employee or agent of the Company and inure to the benefit of heirs, executors and administrators of such person. These amendments to the Bylaws became effective on September 9, 2008.

This summary of the amendments to the Bylaws is qualified in its entirety by reference to the Amended Bylaws, a copy of which is filed as exhibit 3.1 to this Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Exhibit Title
	3.1	Amended Bylaws of BankUnited Financial Corporation

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION
Date: September 12, 2008

	By:	/s/ Humberto L. Lopez
Humberto L. Lopez
Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
3.1	Amended Bylaws of BankUnited Financial Corporation